EXHIBIT 4.2

AMENDMENT No. 1
TO
THE FISCAL AGENCY AGREEMENT
dated July 17, 2018

Between
NORTHERN NATURAL GAS COMPANY,
as Issuer
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Fiscal Agent
__________
Dated as of June 17, 2019
__________
4.30% Senior Bonds due 2049

US-DOCS\108220951.14

US-DOCS\108220951.14	i

AMENDMENT No. 1 to the FISCAL AGENCY AGREEMENT (this “Amendment No. 1”), dated as of June 17, 2019 between NORTHERN NATURAL GAS COMPANY, a corporation duly organized under the laws of the State of Delaware (the “Issuer”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Fiscal Agent (the “Fiscal Agent”) which term shall include any successor thereto appointed from time to time in accordance with Section 10 (Resignation and Appointment of Successor) of the Fiscal Agency Agreement (as defined below).
RECITALS OF THE ISSUER
(A)    On July 17, 2018, the Issuer issued $450,000,000 aggregate principal amount of its 4.30% Senior Bonds due January 15, 2049 (the “Original Securities”) pursuant to a fiscal agency agreement dated as of July 17, 2018 between the Issuer and the Fiscal Agent (the “Fiscal Agency Agreement”).
(B)    Section 12(a) of the Fiscal Agency Agreement provides for the amendment thereof without the consent of any holder of the Original Securities to provide for the issuance of additional securities in accordance with the Fiscal Agency Agreement.
(C)    The Issuer has duly authorized the creation of an additional $200,000,000 aggregate principal amount of its 4.30% Senior Bonds due January 15, 2049 (the “New Securities” and, together with the Original Securities, the “Securities”), and to provide therefor the Issuer has duly authorized the execution and delivery of this Amendment No. 1. The New Securities will be consolidated and form a single series with the Original Securities on or after the termination of the Distribution Compliance Period as set forth herein.
(D)    All things necessary to make the New Securities, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer, and to make this Amendment No. 1 a valid and legally binding agreement of the Issuer, in accordance with their and its terms, have been done.
(E)    This Amendment No. 1 is executed and accepted by the Fiscal Agent subject to all the terms and conditions set forth in the Fiscal Agency Agreement, as amended by this Amendment No. 1 with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Fiscal Agent with respect hereto.
1. Definition and Interpretation. Capitalized terms not defined herein shall have the meanings specified in the Fiscal Agency Agreement.
2. Full Force and Effect.
2.1    Save as modified and supplemented by this Amendment No. 1 to the Fiscal Agency Agreement, the Fiscal Agency Agreement shall remain in full force and effect, and all provisions therein contained shall apply to the New Securities in the same way and to the same extent as they apply to the Original Securities.

US-DOCS\108220951.14

2.2    This Amendment No. 1 and the Fiscal Agency Agreement shall henceforth be read and construed together as one Fiscal Agency Agreement. For the avoidance of doubt, all references to “this Agreement” herein shall be deemed to refer to the Fiscal Agency Agreement as amended and modified by this Amendment No. 1.
3. Amendment to the Fiscal Agency Agreement.
3.1    The first sentence of Section 1(a) of the Fiscal Agency Agreement is hereby amended to provide for the issuance of the New Securities in accordance with the terms of this Agreement by adding immediately after the first sentence the following new sentence: “On June 17, 2019, an additional $200,000,000 aggregate principal amount of Securities will be issued under this Agreement.”
3.2    With effect from the date hereof, for the avoidance of doubt, the parties agree that the Fiscal Agency Agreement shall be amended so that any references therein to the “Securities” shall include the New Securities and any references therein to the “Fiscal Agency Agreement” shall be deemed to refer to the Fiscal Agency Agreement as amended and modified by this Amendment No. 1.
3.3    The last sentence of Section 1(b)(i) of the Fiscal Agency Agreement is hereby replaced in its entirety with the following: “As used herein, the term “Holding Period,” with respect to Rule 144A Securities, means the period referred to in Rule 144(d) under the Act or any successor provision thereto (“Rule 144(d)”) and as may be amended or revised from time to time, beginning from the later of (i) the last issue date of any Securities issued under the Fiscal Agency Agreement, or (ii) the last date on which the Issuer or any affiliate of the Issuer was the beneficial owner of such Securities (or any predecessor thereof).”
3.4    The last sentence of Section (1)(b)(iii) of the Fiscal Agency Agreement is hereby replaced in its entirety with the following: “As used herein, the term “Holding Period,” with respect to Restricted Definitive Securities, means the period referred to in Rule 144(d) or any successor provision thereto and as may be amended or revised from time to time, beginning from the later of (i) the last issue date of any Securities issued under the Fiscal Agency Agreement, or (ii) the last date on which the Issuer or any affiliate of the Issuer was the beneficial owner of such Securities (or any predecessor thereof).”
3.5    Section (1)(d) of the Fiscal Agency Agreement is hereby replaced in its entirety with the following:
“Legends. Securities shall be stamped or otherwise be imprinted with the legends substantially in the form set forth on the face of the text of the Securities attached as Exhibit A, including any legend provided for pursuant to Section 1(e) hereof. The legends so provided on the face of the text of the Securities may be removed from any Security, upon written order signed in the name of the Issuer by the Authorized Officers and delivered to the Fiscal Agent (“Order”), (i) one year from the later of (x) the last issue date of any Securities issued under the

US-DOCS\108220951.14	2

Fiscal Agency Agreement, or (y) the date such Security (or any predecessor) was last acquired from an “affiliate” of the Issuer within the meaning of Rule 144 (“Rule 144”) under the Act or (ii) in connection with a sale made pursuant to the volume (and other restrictions) of Rule 144 following one year from such time, provided that, if the legend is removed and the Security is subsequently held by such an affiliate of the Issuer, the legend shall be reinstated. Any legends provided pursuant to Section 1(e) hereof may be removed in the event the applicable Global Securities cease to be Global Securities in accordance with Section 5 hereof.”
3.6    The first paragraph of Section 3 is hereby replaced by the following:
“The Fiscal Agent is authorized, upon receipt of Securities duly executed on behalf of the Issuer (i) for the purposes of the original issuance of the Securities, to authenticate said Securities in an aggregate principal amount of $450,000,000 and to deliver said Securities in accordance with an Order or Orders and (ii) for the purposes of any additional issuance of the Securities, to authenticate any additional Securities for which it has received Orders and deliver said Securities, each in accordance with the provisions hereinafter set forth.”
3.7    Section (8)(b) of the Fiscal Agency Agreement is hereby replaced in its entirety with the following:
“Limitation on Obligation to Delivery of 144A Information. Neither the Issuer nor the Fiscal Agent shall be required to furnish Rule 144A Information with respect to the Issuer as contemplated by Section 8(a) hereof, (x) to the holder or a prospective purchaser of a Security in connection with any request made on or after the date which is one year from the latest of (i) the last date on which any Security (or any predecessor Security) issued under the Fiscal Agency Agreement was acquired from the Issuer, (ii) the date such Security (or any predecessor Security) was last acquired from an “affiliate” of the Issuer within the meaning of Rule 144 under the Act, or (iii) the last date any Security (excluding any replacement Security) was issued under this Fiscal Agency Agreement, or (y) at any time to a prospective purchaser located outside the United States who is not a U.S. person within the meaning of Regulation S under the Act.”
3.8    Exhibit I of the Fiscal Agency Agreement is hereby replaced in its entirety with Attachment B hereto and all references to Exhibit I in the Fiscal Agency Agreement shall be interpreted as referring to the certificate contained in Attachment B hereto.

US-DOCS\108220951.14	3

4. Authentication. The New Securities shall be authenticated in accordance with the terms of this Agreement. The New Securities shall be in the form of Global Securities substantially in the form provided for in Exhibit A to the Fiscal Agency Agreement and attached hereto as Attachment A.
5. Global Securities.
5.1    Beneficial interests in the New Securities sold pursuant to Regulation S under the Securities Act initially in the principal amount of $0 will be represented by a temporary Regulation S Global Security (the “Temporary Regulation S Global Security”).
5.2    Beneficial interests in the New Securities sold pursuant to Rule 144A under the Securities Act initially in the principal amount of $200,000,000 will be represented by a Rule 144A Global Security (the “Rule 144A Global Security”).
6. Temporary ISIN and CUSIP. The Temporary Regulation S Global Security will be assigned a temporary ISIN and a temporary CUSIP until the expiry of the Distribution Compliance Period, at which time the interests in the Temporary Regulation S Global Security will be exchanged for interests in the Regulation S Global Security, and the New Securities will become fully consolidated and form a single series with the Original Securities.
7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.
8. Notices.
8.1    All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Fiscal Agent shall be mailed, delivered or transmitted by facsimile to it at 2 N. LaSalle Street, Suite 700, Chicago, Illinois 60602, Attention: Corporate Trust Administration, facsimile no. (312) 827-8542 or if sent to the Issuer shall be mailed, delivered or transmitted by facsimile to it at 1111 South 103rd Street, Omaha, Nebraska 68124, Attention: General Counsel, facsimile no. (402) 398-7426 and electronic mail address: Kirk.Lavengood@nngco.com@nngco.com. The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.
8.2    If the Fiscal Agent shall receive any notice or demand addressed to the Issuer by the holder of a Security, the Fiscal Agent shall promptly forward such notice or demand to the Issuer.
8.3    The Fiscal Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Fiscal Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and

US-DOCS\108220951.14	4

containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. The Fiscal Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Fiscal Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Fiscal Agent, including without limitation the risk of the Fiscal Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.
9. Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
10. Counterparts. This Agreement may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.
11. Successors and Assigns. All covenants and agreements in this Agreement by the Issuer shall bind its respective successors and assigns, whether so expressed or not.
12. Separability Clause. In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
13. Waiver of Jury Trial. EACH OF THE ISSUER AND THE FISCAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.
14. FATCA. The Issuer agrees (i) to provide the Fiscal Agent with such reasonable information as it has in its possession to enable the Fiscal Agent to determine whether any payments pursuant to this Agreement are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Fiscal Agent shall be entitled to make any withholding or deduction from payments under this Agreement to the extent necessary to comply with Applicable Law, for which the Fiscal Agent shall not have any liability.
[Signature Page Follows]

US-DOCS\108220951.14	5

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.
NORTHERN NATURAL GAS COMPANY

By:	/s/ Joseph M. Lillo Name: Joseph M. Lillo
Title: Vice President, Finance

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Fiscal Agent
By:
Name:
Title:

[Signature Page to Amendment No.1 to Fiscal Agency Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.
NORTHERN NATURAL GAS COMPANY
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Fiscal Agent

By	/s/ R. Tarnas Name: R. Tarnas Title: Vice President

6

ATTACHMENT A
FORM OF SECURITY
[Form of Face
of Security]
[If this Security is a Global Security, insert—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE FISCAL AGENCY AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE U.S. DEPOSITORY OR A NOMINEE OF THE U.S. DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE U.S. DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE FISCAL AGENCY AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE U.S. DEPOSITORY TO A NOMINEE OF THE U.S. DEPOSITORY OR BY A NOMINEE OF THE U.S. DEPOSITORY TO THE U.S. DEPOSITORY OR ANOTHER NOMINEE OF THE U.S. DEPOSITORY OR BY THE U.S. DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR U.S. DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR U.S. DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE U.S. DEPOSITORY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE IS ISSUED IN THE NAME OR NAMES AS DIRECTED IN WRITING BY THE U.S. DEPOSITORY, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED HOLDER HEREOF, THE U.S. DEPOSITORY, HAS AN INTEREST HEREIN.]
[If this Security is a Regulation S Temporary Global Security, insert—THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.]
[If this Security is a Regulation S Global Security, insert—THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED

US-DOCS\108220951.14	A-1

ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]
THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. BY ITS ACQUISITION OF THIS SECURITY OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
1.    REPRESENTS THAT [(A)] IT IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) [If this Security is a Regulation S Global Security, insert the following text and delete all other text in this Section 1—IT IS NOT A U.S. PERSON AND IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT];
2.    AGREES THAT IT WILL OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE LAST ISSUE DATE OF ANY SECURITIES ISSUED UNDER THE FISCAL AGENCY AGREEMENT AND THE LAST DATE ON WHICH NORTHERN NATURAL GAS COMPANY, OR ANY OF ITS AFFILIATES WAS THE HOLDER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO NORTHERN NATURAL GAS COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ‘‘ACCREDITED INVESTOR’’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

US-DOCS\108220951.14	A-2

THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION;
3.    AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND
4.    AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS SECURITY PURSUANT TO CLAUSES (D), (E) OR (G) OF SECTION 2 ABOVE, NORTHERN NATURAL GAS COMPANY MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM WITHIN REGULATION S.
[If this Security is a Rule 144A Global Security, insert—EACH PURCHASER OF THE SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]
THE FOREGOING LEGENDS MAY BE REMOVED FROM THE SECURITIES ON THE CONDITIONS SPECIFIED IN THE FISCAL AGENCY AGREEMENT.

US-DOCS\108220951.14	A-3

NORTHERN NATURAL GAS COMPANY
4.30% Senior Bonds due 2049
$[______________]
CUSIP No. [______________]
No. ___    [ISIN No. [______________]]

NORTHERN NATURAL GAS COMPANY, a corporation duly organized under the laws of the State of Delaware (herein called the “Issuer”), for value received, hereby promises to pay to [name of registered holder or its registered assigns] [if this Security is a Global Security, insert‑ the Initial Principal Amount specified on Schedule A hereto (such Initial Principal Amount, as it may from time to time be adjusted by endorsement on Schedule A hereto, is hereinafter referred to as the “Principal Amount”)] [if this Security is not a Global Security, insert‑ the principal sum of ________________ Dollars (the “Principal Amount”)] on January 15, 2049 and to pay interest thereon from January 15, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on July 15 and January 15 in each year, commencing July 15, 2019 (each an “Interest Payment Date”), at the rate of 4.30% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum equal to the above rate plus 1% per annum on any overdue principal and on any overdue installment of interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on July 1 or January 1 (whether or not a Business Day), as the case may be (each a “Regular Record Date”), next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and shall be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to registered holders of Securities not less than 10 days prior to such special record date.
[If this Security is a Regulation S Temporary Global Security, insert--Until this Regulation S Temporary Global Security is exchanged for one or more Regulation S Permanent Global Securities, the holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Security shall in all other respects be entitled to the same benefits as other Securities under the Fiscal Agency Agreement.]
Principal of this Security shall be payable against surrender hereof at the corporate trust office or office of an agent of the Fiscal Agent hereinafter referred to or at such other offices or agencies as the Issuer may designate and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal shall be made against surrender of this Security, and payments of interest on this Security shall be made, in

US-DOCS\108220951.14	A-4

accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register or, in the case of payments of principal to such other address as the registered holder may specify upon such surrender; provided, however, that any payments shall be made, in the case of a registered holder of at least $1,000,000 aggregate principal amount of Securities, by transfer to an account maintained by the payee with a bank if such registered holder so elects by giving notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of, premium, if any, and interest on this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain an established place of business or agency in the Borough of Manhattan, The City of New York for the payment of the principal of and interest on the Securities as herein provided.
Reference is hereby made to the further provisions of this Security set forth on the following pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

US-DOCS\108220951.14	A-5

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Date:____________    NORTHERN NATURAL GAS COMPANY
By:
Name:
Title:

Attest:
By:
Name:
Title:

US-DOCS\108220951.14	A-6

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to in the within-mentioned Fiscal Agency Agreement.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Fiscal Agent

By:
Authorized Signatory

Date of Authentication:_________________

US-DOCS\108220951.14	A-7

[Form of reverse
of Security]
1.    This Security is one of a duly authorized issue of securities of the Issuer designated as its 4.30% Senior Bonds due 2049 (herein called the “Securities”), issued in aggregate principal amount of $[200],000,000 and to be issued in accordance with a Fiscal Agency Agreement, dated as of July 17, 2018, as amended by Amendment No. 1 to the Fiscal Agency Agreement dated as of June [•], 2019 (herein called the “Fiscal Agency Agreement,” as further amended and/or supplemented from time to time), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Fiscal Agent (herein called the “Fiscal Agent,” which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent which at the date hereof is at 2 N. LaSalle Street, Suite 700, Chicago, Illinois 60602.
The Securities are unsecured direct, unconditional and general obligations of the Issuer and will rank equally with all other unsecured and unsubordinated indebtedness of the Issuer.
The Securities will be consolidated and form a single series with the $450,000,000 4.30% Senior Bonds due 2049 of the Issuer issued pursuant to the Fiscal Agency Agreement on July 17, 2018.
2.    [If this Security is a Global Security, insert—This Security is issuable only in fully registered form, without coupons, in minimum denominations of U.S. $2,000 and integral multiples of $1,000 in excess of $2,000.] [If this Security is a Restricted Definitive Security, insert—This Security is issuable only in fully registered form, without coupons, in minimum denominations of U.S. $200,000 and integral multiples of $1,000 in excess of $200,000.]
3.    The Issuer shall maintain in the Borough of Manhattan, The City of New York, an established place of business or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the Fiscal Agent acting through its corporate trust office in Chicago, and at its agent’s office in the Borough of Manhattan, The City of New York, as its agent for such purpose and the Issuer has agreed to cause to be kept at such offices a register in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Securities and of transfers of Securities. The Issuer reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar or agent thereof in the Borough of Manhattan, The City of New York. Registered holders of the Securities will receive notice of any such change.
The transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent or the office of the agent of the Fiscal Agent or any Transfer Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered holder thereof or such holder’s attorney duly authorized in writing. Upon such surrender of this

US-DOCS\108220951.14	A-8

Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof of any authorized denominations and of a like aggregate principal amount.
At the option of the registered holder upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the office of any Transfer Agent or at the corporate trust office of the Fiscal Agent or agent thereof. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon the Transfer Agent or the Fiscal Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with the Transfer Agent and the Fiscal Agent.
All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Fiscal Agent nor any such agent shall be affected by notice to the contrary.
[If this Security is a Regulation S Temporary Global Security, insert--This Regulation S Temporary Global Security is exchangeable in whole or in part for one or more Global Securities only (i) on or after the termination of the 40-day Distribution Compliance Period (as defined in Regulation S) and (ii) upon presentation of certificates required by Section 5(d) of the Fiscal Agency Agreement. Upon exchange of this Regulation S Temporary Global Security for one or more Global Securities, the Fiscal Agent shall cancel this Regulation S Temporary Global Security.]
4.    (a)    The Issuer shall pay to the Fiscal Agent at its Corporate Trust Office, on or prior to each Interest Payment Date and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the interest on, principal of and premium, if any, on the Securities due and payable on such Interest Payment Date or maturity date, as the case may be, in funds available on such date. The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of, premium, if any, or interest on any Securities and remaining unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Issuer upon its written request, and

US-DOCS\108220951.14	A-9

upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of, premium, if any, and interest on this Security as the same shall become due.
(b)    In any case where the due date for the payment of the principal of, premium, if any, or interest on any Security shall be at any place of payment on a day on which banking institutions are authorized or obligated by law to close, then payment of principal, premium, if any, or interest need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall accrue for the period after such date.
5.    The Securities are subject to redemption upon not less than 30 or more than 60 days’ notice to the registered holders of such Securities, at any time, as a whole or in part, at the election of the Issuer, at a redemption price equal to the greater of: (i) 100% of the Principal Amount of the Securities being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities being redeemed discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 25 basis points, plus, for (i) or (ii) above, whichever is applicable, accrued interest on the Securities to the Redemption Date.
The Securities are also subject to redemption upon not less than 30 or more than 60 days’ notice to the registered holders of such Securities, at any time on or after July 15, 2048 (which is the date that is six months prior to the maturity date of the Securities), as a whole or in part, at the election of the Issuer, at a redemption price equal to 100% of the Principal Amount of the Securities being redeemed, plus accrued and unpaid interest on the Securities to the Redemption Date.
If fewer than all the Securities are to be redeemed, selection of Securities for redemption will be made (i) in the case of Securities held in definitive form, such selection will be by lot, and (ii) in the case of Securities in Global form, such selection by the U.S. Depository in accordance with its applicable procedures.
Unless the Issuer defaults in payment of the redemption price, from and after the Redemption Date, the Securities or portions thereof called for redemption will cease to bear interest, and the holders thereof will have no right in respect of such Securities except the right to receive the redemption price thereof.
[If this Security is a Global Security, insert—In the event of redemption of this Security in part only, the Fiscal Agent will reduce the Principal Amount hereof by endorsement on Schedule A hereto such that the Principal Amount shown on Schedule A after such endorsement will reflect only the unredeemed portion hereof.]

US-DOCS\108220951.14	A-10

For purposes of the Securities,
“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York or the City of Chicago or at a place of payment are authorized by law, regulation or executive order to remain closed.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.
“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day in New York City preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the Reference Treasury Dealer Quotation for such Redemption Date.
“Independent Investment Banker” means an investment banking institution of international standing appointed by the Issuer.
“Redemption Date” means any date on which the Issuer redeems all or any portion of the Securities in accordance with the terms hereof.
“Reference Treasury Dealer” means a primary U.S. government securities dealer in the United States appointed by the Issuer.
“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).
“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

1.
The Issuer shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security. Except as otherwise provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other

US-DOCS\108220951.14	A-11

governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein with respect to this Security.
6.    In the event of:
(i)    default in the payment of any interest on any Security for a period of 30 days after the date when due; or
(ii)    default in the payment of the principal of any Security when due (whether at maturity or otherwise); or
(iii)    default in the performance or breach of any other covenant or agreement of the Issuer contained in the Securities or in the Fiscal Agency Agreement for a period of 60 days after the date on which written notice of such default requiring the Issuer to remedy the same and stating that such notice is a “Notice of Default” shall first have been given to the Issuer and the Fiscal Agent by the holders of at least 25% in principal amount of the Securities at the time Outstanding (as defined in the Fiscal Agency Agreement); or
(iv)    the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Issuer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer, and any such decree or order for relief or any such other decree or order shall continue unstayed and in effect for a period of 60 consecutive days; or
(v)    commencement by the Issuer of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under any such applicable Federal or State law, or the consent by the Issuer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or the making by the Issuer of an assignment for the benefit of creditors, or the taking of action by the Issuer in furtherance of any such action;
the registered holders of this Security may, at such holder’s option, declare the principal of this Security and the interest accrued hereon to be due and payable immediately by written notice to the Issuer and the Fiscal Agent at its Corporate Trust Office, and unless all such defaults shall have

US-DOCS\108220951.14	A-12

been cured by the Issuer prior to receipt of such written notice, the principal of the Security and the interest accrued thereon shall become and be immediately due and payable. For purposes of the Securities, “Subsidiary” of the Issuer means a corporation all of the outstanding voting stock of which is owned, directly or indirectly, by the Issuer and/or one or more Subsidiaries of the Issuer. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
7.    So long as any of the Securities are Outstanding, the Issuer will not pledge, mortgage or hypothecate, or permit to exist, and will not cause, suffer or permit any Subsidiary of it to pledge, mortgage or hypothecate, or permit to exist, except in favor of the Issuer or any Subsidiary of it, any mortgage, pledge or other lien upon, any Principal Property (as hereinafter defined) at any time owned by it, to secure any Indebtedness (as hereinafter defined) of it, without making effective provision whereby the Outstanding Securities shall be equally and ratably secured with any and all such Indebtedness of the Issuer and with any other Indebtedness of it similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to or prevent the creation or existence of:
(i)    undetermined or inchoate liens and charges incidental to construction, maintenance, development or operation;
(ii)    any liens of taxes and assessments for the then current year;
(iii)    any liens of taxes and assessments not at the time delinquent;
(iv)    any liens of specified taxes and assessments which are delinquent but the validity of which is being contested in good faith at the time by the Issuer or any Subsidiary of it;
(v)    any liens reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates;
(vi)    any obligations or duties, affecting the property of the Issuer or any Subsidiary of it, to any municipality or public authority with respect to any franchise, grant, license, permit or similar arrangement;
(vii)    the liens of any judgments or attachments in an aggregate amount not in excess of $10,000,000, or the lien of any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;
(viii)    any mortgage, pledge, lien or encumbrance on any property held or used by the Issuer or any Subsidiary of it in connection with the exploration for, development of or production of oil, gas, natural gas (including liquefied gas and storage gas), other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels, such properties to include, but not be limited to, the interest of

US-DOCS\108220951.14	A-13

the Issuer or such Subsidiary in any mineral fee interests, oil, gas or other mineral leases, royalty, overriding royalty or net profits interests, production payments and other similar interests, wellhead production equipment, tanks, field gathering lines, leasehold or field separation and processing facilities, compression facilities and other similar personal property and fixtures;
(ix)    any mortgage, pledge, lien or encumbrance on oil, gas, natural gas (including liquefied gas and storage gas), and other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels produced or recovered from any property, an interest in which is owned or leased by the Issuer or any Subsidiary of it;
(x)    mortgages, pledges, liens or encumbrances upon any property heretofore or hereafter acquired, created at the time of acquisition or within 365 days thereafter to secure all or a portion of the purchase price thereof, or existing thereon at the date of acquisition, whether or not assumed by the Issuer or any Subsidiary of it, provided that every such mortgage, pledge, lien or encumbrance shall apply only to the property so acquired and fixed improvements thereon;
(xi)    any extension, renewal or refunding, in whole or in part, of any mortgage, pledge, lien or encumbrance permitted by Section (x) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the mortgage, pledge, lien or encumbrance extended, renewed or refunded;
(xii)    mortgages, pledges, liens or encumbrances upon any property heretofore or hereafter acquired by any corporation that is or becomes such a Subsidiary of the Issuer after the date of the Fiscal Agency Agreement (“Acquired Entity”), provided that every such mortgage, pledge, lien or encumbrance (1) shall either (a) exist prior to the time the Acquired Entity becomes such a Subsidiary or (b) be created at the time the Acquired Entity becomes such a Subsidiary or within 365 days thereafter to secure all or a portion of the acquisition price thereof and (2) shall only apply to those properties owned by the Acquired Entity at the time it becomes such a Subsidiary or thereafter acquired by it from sources other than the Issuer or any other Subsidiary of it;
(xiii)    the pledge of current assets, in the ordinary course of business, to secure current liabilities;
(xiv)    mechanics’ or materialmen’s liens, any liens or charges arising by reason of pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure duties or public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges;
(xv)    any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time in connection with the financing of

US-DOCS\108220951.14	A-14

the acquisition or construction of property to be used in the business of the Issuer or any Subsidiary of it or as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Issuer or any such Subsidiary to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;
(xvi)    any lien to secure Indebtedness of the Issuer other than Funded Debt (as hereinafter defined);
(xvii)    any mortgage, pledge, lien or encumbrance of or upon any office equipment, data processing equipment (including, without limitation, computer and computer peripheral equipment), or transportation equipment (including without limitation, motor vehicles, tractors, trailers, marine vessels, barges, towboats, rolling stock and aircraft);
(xviii)    any mortgage, pledge, lien or encumbrance created or assumed by the Issuer or any Subsidiary of it in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property to be used by the Issuer or any such Subsidiary;
(xix)    the pledge or assignment of accounts receivable, or the pledge or assignment of conditional sales contracts or chattel mortgages and evidences of indebtedness secured thereby, received in connection with the sale by the Issuer or any Subsidiary of it of goods or merchandise to customers of the Issuer or any Subsidiary;
(xx)    mortgages, pledges, liens or encumbrances upon any property (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business (provided such Indebtedness is extinguished within five business days of its incurrence), and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(xxi)    mortgages, pledges, liens or encumbrances upon any property arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods or services or arrangements for the treatment, separation or processing of gas liquids entered into by us or any Subsidiary in the ordinary course of business; or
(xxii)    rights reserved to or vested in any Government Authority to use, control or regulate any property of us or any of our Subsidiaries.
In case the Issuer or any Subsidiary of it shall propose to pledge, mortgage or hypothecate any Principal Property at any time owned by it to secure any of its Indebtedness, other than as permitted by subdivisions (i) to (xxii), inclusive, of this Paragraph 8, the Issuer will prior thereto give written notice thereof to the Fiscal Agent, and the Issuer will, or will cause such

US-DOCS\108220951.14	A-15

Subsidiary to, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the Securities equally and ratably with such Indebtedness.
Notwithstanding the foregoing provisions of this Paragraph 8, the Issuer or any Subsidiary of it may incur, assume or guarantee indebtedness secured by a mortgage which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Indebtedness of the Issuer or a Subsidiary of it secured by a mortgage which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under clauses (i) through (xix) above), does not at the time exceed 10% of the Consolidated Net Tangible Assets of the Issuer as shown on its audited consolidated financial statements as of the end of the fiscal year preceding the date of determination.
For purposes of the Securities,
“Consolidated Net Tangible Assets” of any corporation means total assets less (a) total current liabilities (excluding Indebtedness due within 365 days) and (b) goodwill, patents and trademarks, all as reflected in such corporation’s audited consolidated balance sheet preceding the date of a determination under the immediately preceding paragraph of this Paragraph 8.
“Funded Debt” as applied to any corporation means all Indebtedness incurred, created, assumed or guaranteed by such corporation, or upon which it customarily pays interest charges; provided, however, that the term “Funded Debt” shall not include (i) Indebtedness incurred in the ordinary course of business representing borrowings, regardless of when payable, of such corporation from time to time against, but not in excess of the face amount of, its installment accounts receivable for the sale of appliances and equipment sold in the regular course of business or (ii) advances for construction and security deposits received by such corporation in the ordinary course of business.
“Government Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government.
“Indebtedness” as applied to any corporation, means bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation for the repayment of money borrowed (other than unamortized debt discount or premium). All Indebtedness secured by a lien upon property owned by any corporation and upon which Indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such Indebtedness, shall for all purposes of the Securities be deemed to be Indebtedness of any such corporation. All Indebtedness for money borrowed or incurred by other persons which is directly guaranteed as to payment of principal by any corporation shall for all purposes of the Securities be deemed to be Indebtedness of such corporation, but no other contingent obligation of such corporation in respect of Indebtedness incurred by other persons shall for any purpose be deemed Indebtedness of such corporation. Indebtedness of any corporation shall not include: (i) amounts which are payable only out of all or a portion of the oil, gas, natural gas, helium, coal, metal, mineral, steam, timber, hydrocarbons, or geothermal or other natural resources

US-DOCS\108220951.14	A-16

produced, derived or extracted from properties owned or developed by such corporation; (ii) any amount representing capitalized lease obligations; (iii) any indebtedness incurred to finance oil, gas, natural gas, helium, coal, metals, minerals, steam, timber, hydrocarbons or geothermal or other natural resources or synthetic fuel exploration or development, payable with respect to principal and interest, solely out of proceeds of oil, gas, natural gas, helium, coal, metals, minerals, steam, timber, hydrocarbons or geothermal or other natural resources or synthetic fuel to be produced, sold and/or delivered by any such corporation; (iv) indirect guarantees or other contingent obligations in connection with the Indebtedness of others, including agreements, contingent or otherwise, with such other persons or with third persons with respect to, or to permit or ensure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, agreements to advance or supply funds to or to invest in such other persons, or agreements to pay for property, products or services of such other persons (whether or not conferred, delivered or rendered), and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and (v) any guarantees with respect to lease or other similar periodic payments to be made by other persons.
“Principal Property” of the Issuer means any oil or gas pipeline, gas processing plant or chemical plant located in the United States, except any such pipeline, facility, station or plant that in the opinion of the Board of Directors of the Issuer is not of material importance to the total business conducted by the Issuer or its Subsidiaries. “Principal Property” shall not include any oil or gas property or the production or any proceeds of production from an oil or gas producing property or the production or any proceeds of production of gas processing plants or oil or gas or petroleum products in any pipeline. “Principal Property” shall also include any gas storage facility or gas compressor station located in the United States, except any such facility or station that in the opinion of the Board of Directors of the Issuer is not of material importance to the total business conducted by the Issuer or its Subsidiaries, and “Principal Property” shall not include any liquefied natural gas plants and related storage facilities or any natural gas liquids processing plants.
(a)    The Issuer shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and the Issuer shall not permit any person to consolidate with or merge into the Issuer or convey, transfer or lease its properties and assets substantially as an entirety to the Issuer unless:
(i)    in case the Issuer shall consolidate with or merge into another person or convey, transfer or lease its properties and assets substantially as an entirety to any person, the person formed by such consolidation or into which the Issuer is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Person”) and shall expressly assume, by amendment to the Fiscal Agency Agreement signed by the Issuer and such Successor Person and delivered to the Fiscal Agent, the due and punctual payment of the principal of and interest on at the Securities and the performance or observance of every covenant hereof and of the Fiscal Agency Agreement on the part of the Issuer to be performed or observed;

US-DOCS\108220951.14	A-17

(ii)    immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer or any Subsidiary of it as a result of such transaction as having been incurred by the Issuer or any such Subsidiary at the time of such transaction, no event of default (as set forth in Paragraph 7), and no event which, with notice or lapse of time or both, would become such an event of default, shall have happened and be continuing;
(iii)    if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer or any Subsidiary of it would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by Paragraph 8 hereof, the Issuer, or the Successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all Indebtedness secured by such mortgage, pledge, lien, security interest or other encumbrance; and
(iv)    the Issuer has delivered to the Fiscal Agent an Officers’ Certificate and a written opinion or opinions of counsel satisfactory to the Fiscal Agent (who may be counsel to the Issuer), stating that such consolidation, merger, conveyance, transfer or lease and such amendment to the Fiscal Agency Agreement comply with this Paragraph 9 and that all conditions precedent herein provided for relating to such transaction have been complied with.
(b)    Upon any such consolidation or merger, or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Paragraph 9(a), the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Fiscal Agency Agreement and the Securities with the same effect as if the Successor Person had been named as the Issuer in the Fiscal Agency Agreement and the Securities, and thereafter the Issuer, except in the case of a lease of its properties and assets, shall be released from its liability as obligor on any of the Securities and under the Fiscal Agency Agreement.
9.    Section 8 of the Fiscal Agency Agreement, which requires the Issuer to provide registered holders of Securities or, in the case of clauses (a) and (b) thereof, designated prospective purchasers of Securities with certain information and an Officers’ Certificate, is hereby incorporated mutatis mutandis by reference herein.
10.    Until the date that is one year from the last date of issuance of any Securities issued pursuant to the Fiscal Agency Agreement, the Issuer will not, and will not permit any of its “affiliates” (as defined under Rule 144 under the Act or any successor provision thereto) to, resell any Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
11.    If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

US-DOCS\108220951.14	A-18

If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its written request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
Upon the issuance of any new Security under this Paragraph 12, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.
Every new Security issued pursuant to this Paragraph 12 in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.
Any new Security delivered pursuant to this Paragraph 12 shall be so dated that neither gain nor loss in interest shall result from such exchange.
The provisions of this Paragraph 12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
12.    Section 12 of the Fiscal Agency Agreement, which Section is hereby incorporated mutatis mutandis by reference herein, provides that, with certain exceptions as therein provided and by written consent of a majority in the principal amount of all Outstanding Securities, the Issuer and the Fiscal Agent may modify, amend or supplement the Fiscal Agency Agreement or the terms of the Securities or may give consents or waivers or take other actions with respect thereto. Any such modification, amendment, supplement, consent, waiver or other action shall be conclusive and binding on the holder of this Security and on all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation thereof is made upon this Security. The Fiscal Agency Agreement and the terms of the Securities may be modified or amended by the Issuer and the Fiscal Agent, without the consent of any holders of Securities, for the purpose of (i) adding to the covenants of the Issuer for the benefit of the holders of Securities, or (ii) surrendering any right or power conferred upon the Issuer, or (iii) securing the Securities pursuant to the requirements of the Securities or otherwise, or (iv) evidencing the succession of another corporation to the Issuer and the assumption by any such successor of the covenants and obligations of the Issuer in the Securities or in the Fiscal Agency Agreement pursuant to Paragraph 9 hereof, (v) providing for the issuance of additional Securities in accordance with the Fiscal Agency Agreement, or (vi) correcting or supplementing any defective provision contained in the Securities or in the Fiscal Agency Agreement, to all of which each holder of any Security, by acceptance thereof, consents.
13.    No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which

US-DOCS\108220951.14	A-19

is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
14.    This Security is subject to the provisions of Section 15 of the Fiscal Agency Agreement (which are incorporated mutatis mutandis by reference herein) which provide for the defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain covenants and events of default, in each case upon compliance with certain conditions set forth therein.
15.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures (“CUSIP”), the Issuer will cause CUSIP numbers to be printed on the Securities as a convenience to the holders of the Securities. This Security will also bear an ISIN number. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.
16.    THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

US-DOCS\108220951.14	A-20

[IF THIS SECURITY IS A GLOBAL SECURITY, INSERT AS A SEPARATE PAGE]
Schedule A
SCHEDULE OF ADJUSTMENTS
Initial Principal Amount: U.S. $___________________

Date adjustment made	Principal amount increase	Principal amount decrease	Principal amount following adjustment	Notation made on behalf of the Transfer Agent

US-DOCS\108220951.14	A-1

ATTACHMENT B
EXHIBIT I
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street
Suite 700
Chicago, Illinois 60602
Attention: Corporate Trust Administration

Re:	NORTHERN NATURAL GAS COMPANY 4.30% SENIOR BONDS DUE 2049

Reference is hereby made to the Fiscal Agency Agreement, dated as of July 17, 2018 (the “Fiscal Agency Agreement”), between Northern Natural Gas Company (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Fiscal Agent (the “Fiscal Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement.
In connection with our proposed purchase of $____________ aggregate principal amount of the Company’s 4.30% Senior Bonds due 2049 (the “Bonds”) we confirm that:
1.    We will take delivery of the entire aggregate principal amount of Bonds we are acquiring only in the form of a Restrictive Definitive Security.
2.    We understand that any subsequent transfer of the Bonds or any interest therein is subject to certain restrictions and conditions set forth in the Fiscal Agency Agreement and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Bonds or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
3.    We understand that the offer and sale of the Bonds have not been registered under the Securities Act, and that the Bonds and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the securities we are acquiring or any interest therein prior to the date which is one year after the later of the last issue date of any Bonds issued under the Fiscal Agency Agreement and the last date on which Northern Natural Gas Company, or any of its affiliates, was the holder of such securities (or any predecessor securities thereof), such sales will be made only (A) to Northern Natural Gas Company or any of its Subsidiaries, (B) pursuant to a registration statement that has been declared effective under the Securities Act, (C) for so long as the securities are eligible for resale pursuant to Rule 144, to a person reasonably believed to be a qualified institutional buyer (as defined in Rule 144A) that

US-DOCS\108220951.14	A-1

purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (D) in a transaction meeting the requirements of Rule 144 under the Securities Act, (E) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of an institutional accredited investor, and that executes and delivers a certificate substantially in the form of this certificate, (F) pursuant to offers and sales that occur outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, or (G) pursuant to any other available exemption from the registration requirements of the Securities Act and, in each of the cases above, in accordance with the applicable Securities laws of any state of the United States or any other applicable jurisdiction, and, for so long as the Bonds we are acquiring are represented by a Restricted Definitive Security, we further agree to provide (i) to any Person purchasing the Restrictive Definitive Security or a beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) or (C) through (G) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein and (ii) to the Fiscal Agent and the Company, a duly completed certificate in the form of Exhibit H to the Fiscal Agency Agreement.
4.    We understand that, on any proposed resale of the Bonds or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Bonds purchased by us will bear a legend to the foregoing effect.
5.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Bonds, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
6.    We are acquiring the Bonds purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

    [Insert Name of Accredited Investor]

By:
    Name:
    Title:
Dated: _______________________

US-DOCS\108220951.14	I-2